EXHIBIT 3.47
CERTIFICATE OF INCORPORATION
OF
NATIONAL HEALTHCARE OF CLEVELAND, INC.
1. The name of the corporation is NATIONAL HEALTHCARE OF CLEVELAND, INC.
2. The address of its registered office in the State of Delaware is Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.
3. The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.
4. The total number of shares of stock which the corporation shall have authority to issue is One Thousand (1,000) common and the par value of each of such shares is One Dollar ($1.00) amounting in the aggregate to One Thousand Dollars ($1,000.00).
5A. The name and mailing address of each incorporator is as follows:

D. A. Hampton	Mailing Address
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

K. Bowman
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801

S. J. Queppet
Corporation Trust Center
1209 Orange Street
Wilmington, Delaware 19801
5B. The name and mailing address of each person, who is to serve as a director until the first annual meeting of the stockholders or until a successor is elected and qualified, is as follows:

Stephen L. Phelps	Mailing Address
444 North Oates Street
Dothan, Alabama 36303
6. The corporation is to have perpetual existence.
7. In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the by-laws of the corporation.

8. Elections of directors need not be by written ballot unless the by-laws of the corporation shall so provide.
Meetings of stockholders may be held within or without the State of Delaware, as the by-laws may provide. The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the by-laws of the corporation.
9. The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.
WE, THE UNDERSIGNED, being each of the incorporators hereinbefore named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, hereby declaring and certifying that this is our act and deed and the facts herein stated are true, and accordingly have hereunto set our hands this 11th day of June, 1986.
/s/ D.A. Hampton
D.A. Hampton
/s/ K. Bowman
K. Bowman
/s/ S.J. Queppet
S.J. Queppet
STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 11/01/1994
944209848 — 2093362
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED
OFFICE AND REGISTERED AGENT
OF
NATIONAL HEALTHCARE OF CLEVELAND, INC.
The Board of Directors of:
NATIONAL HEALTHCARE OF CLEVELAND, INC.
a Corporation of the State of Delaware, on this 25th day of

October, A.D. 1994, do hereby resolve and order that the location of the Registered Office of this Corporation within this State be, and the same hereby is;
1013 Centre Road, in the City of Wilmington, in the County of New Castle, Delaware, 19805.
The name of the Registered Agent therein and in charge thereof upon whom process against the Corporation may be served, is: CORPORATION SERVICE COMPANY.
NATIONAL HEALTHCARE OF CLEVELAND, INC.
a Corporation of the State of Delaware, does hereby certify that the foregoing is a true copy of a resolution adopted by the Board of Directors at a meeting held as herein stated.
IN WITNESS WHEREOF, said corporation has caused this
Certificate to be signed by Sara Martin-Michels, Assistant Secretary this 25th day of October A.D. 1994.
/s/ Sara Martin Michels
Sara Martin Michels
Authorized Officer
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
1. The name of the corporation (hereinafter called the “Corporation”) is
NATIONAL HEALTHCARE OF CLEVELAND, INC.
2. The registered office of the Corporation within the State of Delaware is hereby changed to 9 East Loockerman Street, Suite 1B, City of Dover 19901, County of Kent.
3. The registered agent of the Corporation within the State of Delaware is hereby changed to National Registered Agents, Inc., the business office of which is identical with the registered office of the corporation as hereby changed.
4. The Corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on October 23, 2003.
/s/ Kimberly A. Wright
Kimberly A. Wright
State of Delaware
Secretary of State

Division of Corporations
Delivered 07:57 PM 11/05/2003
FILED 07:48 PM 11/05/2003
SRV030712494-2093362 FILE
State of Delaware
Secretary of State
Division of Corporations
Delivered 06:31 PM 10/19/2006
FILED 06:31 PM 10/19/2006
SW060963082 — 2093362 FILE
CERTIFICATE OF MERGER
OF
OCOEE HOSPITAL CORPORATION,
A TENNESSEE CORPORATION,
WITH AND INTO
NATIONAL HEALTHCARE OF CLEVELAND, INC.,
A DELAWARE CORPORATION
The undersigned corporation, organized and existing under and by virtue of the Delaware General Corporation Law, DOES HEREBY CERTIFY:
FIRST: That the name and state of domicile of each of the constituent entities of the merger are as follows: Ocoee Hospital Corporation, a Tennessee corporation, and National Healthcare of Cleveland, Inc., a Delaware corporation.
SECOND: That the surviving entity of the merger is National Healthcare of Cleveland, Inc., a Delaware corporation.
THIRD: That an Agreement and Plan of Merger (the “Merger Agreement”) between the parties to the merger has been approved, adopted, certified, executed and acknowledged by National Healthcare of Cleveland, Inc., a Delaware corporation, and has been approved, adopted, certified, executed and acknowledged by Ocoee Hospital Corporation, a Tennessee corporation. Pursuant to Section 252 (c).
FOURTH: That the Certificate of Incorporation of the National Healthcare of Cleveland, Inc. as in effect immediately prior to the Filing of this Certificate of Merger shall be its Certificate of Incorporation.
FIFTH: That the authorized stock and par value of Ocoee Hospital Corporation is 1,000 shares at $.01 per share.
SIXTH: That the executed Merger Agreement is on file at an office of National Healthcare of Cleveland, Inc., which address is c/o Community Health Systems, P.O. Box 217, 7100 Commerce Way, Suite 100, Brentwood, Tennessee 37027.

SEVENTH: That a copy of the Merger Agreement will be furnished by National Healthcare of Cleveland, Inc., on request end without cost, to any shareholder of any constituent entity.
EIGHTH: That the merger will become effective as of 12:01 a.m. Central Time on November 1, 2006.
[THIS SPACE INTENTIONALLY LEFT BLANK.]
IN WITNESS WHEREOF, National Healthcare of Cleveland, Inc., the surviving corporation, has caused this Certificate of Merger to be signed by the undersigned authorized officer on this 19th day of October, 2006.
NATIONAL HEALTHCARE OF CLEVELAND, INC.
By: /s/ William S. Aussey
Name: William S. Aussey
Title: President

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